EXHIBIT 99.1
Javelin Pharmaceuticals Sets Date for its Special Stockholder Meeting to Approve Proposed Merger with Myriad Pharmaceuticals, Inc.
CAMBRIDGE, Mass., Mar 15, 2010 (BUSINESS WIRE) — Javelin Pharmaceuticals, Inc. (NYSE — Amex: JAV) announced today that the registration statement on Form S-4 filed by Myriad Pharmaceuticals, Inc. (“MPI”) relating to the proposed merger between Javelin Pharmaceuticals, Inc. (“Javelin”) and a subsidiary of MPI was recently declared effective by the Securities and Exchange Commission and mailing of the joint proxy statement/prospectus and Javelin’s proxy card contained therein will commence shortly.
Javelin’s Board of Directors has set April 22, 2010 as the date for its Special Meeting of Stockholders to vote on the adoption and approval of the merger agreement and the proposed merger. In addition, the Board of Directors has fixed March 8, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote their proxy at or before, the Special Meeting of Stockholders.
The Special Meeting of Stockholders will be held at 150 CambridgePark Drive, Cambridge, MA 02140 at 2 pm (EDT). The closing of the merger is expected to take place shortly thereafter, subject to satisfaction of the closing conditions outlined in the joint proxy statement/prospectus, including receipt of approval of MPI’s stockholders of the issuance of shares of MPI common stock in the merger at MPI’s special meeting of stockholders, also scheduled on April 22, 2010.
About Javelin Pharmaceuticals, Inc.:
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the acute pain management market. The Company has one approved drug in the UK, a submitted NDA for Dyloject and two drug candidates in US Phase III clinical development. For additional information about Javelin, please visit the Company’s website at http://www.javelinpharmaceuticals.com.
Javelin Pharmaceuticals, Inc. Forward Looking Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timing of results and development of our drug candidates, the proposed merger between Javelin Pharmaceuticals, Inc. and Myriad Pharmaceuticals, Inc., and potential FDA approval and commercial launch of Dyloject. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may be unable to further identify, develop and achieve commercial success for new products and technologies; the risk that we may be unable to discover drugs that are safer and more efficacious than our competitors; the risk that we may be unable to develop and maintain manufacturing capabilities for our products; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will not be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we may be unable to protect our proprietary technologies; the risk of patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in our Form 10-K, for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on

Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Javelin Pharmaceuticals undertakes no duty to update this information unless required by law.
Important Additional Information Has Been Filed with the SEC
This press release does not constitute an offer of any securities for sale. In connection with the proposed merger with MPI, on February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”), which, as amended, was declared effective on March 12, 2010. The joint proxy statement/prospectus, dated March 12, 2010, of MPI and Javelin included in the S-4 was filed with the SEC under Rule 424(b) of the Securities Act of 1933 on March 12, 2010 and will be mailed to Javelin stockholders and MPI stockholders. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant materials because they contain important information about Javelin, MPI and the proposed merger. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by Javelin or MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations and by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
Javelin, MPI and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Javelin and MPI in connection with the proposed merger. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. To the extent that any of the Javelin or MPI participants will receive any additional benefits in connection with the merger, the details of those benefits are described in the joint proxy statement/prospectus. Investors and security holders may obtain additional information regarding the direct and indirect interests of Javelin, MPI and their respective executive officers and directors in the proposed merger by reading the joint proxy statement/prospectus regarding the proposed merger.
JAV-G
SOURCE: Javelin Pharmaceuticals, Inc.
Javelin Pharmaceuticals, Inc.
Stephen J. Tulipano, CPA, 617-349-4500
Chief Financial Officer
stulipano@javelinpharma.com

or
Javelin Pharmaceuticals, Inc.
Rick Pierce, 617-349-4500
VP Investor Relations
rpierce@javelinpharmaceuticals.com